ASSIGNMENT OF  SHARES
HEMP TEXTILES & CO S.A.S

THIS ASSIGNMENT OF SHARES (this “Assignment”), is made on the 29th day of December, 2020 (the “Effective Date”), by and between SANTIAGO MORA BAHAMÓN (the “Assignor”), and FLORA GROWTH CORP (hereinafter the “Assignee”).

PREAMBLE

CONSIDERING:

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i. That, on the Signature Date, the company has an authorized capital of five hundred million pesos, of which TWO HUNDRED THOUSAND (200,000) shares are subscribed, and TWO HUNDRED THOUSAND (200,000) paid, (hereinafter the "Shares") , and, being the latter, those that represent 100% of the paid capital of HEMP TEXTILES & CO SAS, a simplified joint stock company constituted and existing in accordance with the Laws of the Republic of Colombia, duly constituted and identified with NIT. 901,391,015-5 (hereinafter the “Company”).

-	ii. That the nominal value of each of the Shares amounts to the sum of THOUSAND COLOMBIAN PESOS (COP $ 1,000).
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iii. That the Assignor wishes to sell and transfer to the Assignee all the Shares of which he is the owner, that is, he wishes to transfer to the Assignee TEN THOUSAND SHARES (the “Hemp Shares”), together with all current and future rights, which represent FIVE PERCENT (5%) of the total shares.

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iv. That the Assignee, in turn, intends to acquire the Shares, in return, the Assignor will receive from the Assignee NINETY-FIVE THOUSAND (95.000) shares of FLORA GROWTH CORP. Therefore, the parties agree as follows:

CESIÓN DE ACCIONES
HEMP TEXTILES & CO S.A.S

ESTA CESIÓN DE ACCIONES (esta “Cesión”), se realiza el día 29 de diciembre de 2020 (la Fecha de Vigencia), entre SANTIAGO MORA BAHAMÓN (el “Cedente”) y FLORA GROWTH CORP (en adelante el “Cesionario”).

PREÁMBULO

CONSIDERANDO:

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Que, en la Fecha de Firma, la empresa tiene un capital autorizado de quinientos millones de pesos, de los cuales  DOSCIENTAS MIL (200.000) acciones se encuentran suscritas, y, DOSCIENTAS MIL (200.000) pagadas, (en adelante las “Acciones”), y, siendo estas últimas, las que representan el 100% del capital pagado de HEMP TEXTILES & CO S.A.S., sociedad por acciones simplificada constituida y existente de conformidad con las Leyes de la República de Colombia, debidamente constituida e identificada con NIT. 901.391.015-5 (en adelante la “Compañía”).

-	Que el valor nominal de cada una de las Acciones asciende a la suma de MIL PESOS COLOMBIANOS (COP $1.000).
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Que el CEDENTE desea vender y transferir al CESIONARIO la totalidad de las Acciones de las cuales es titular, es decir, desea transferir al CESIONARIO DIEZ MIL ACCIONES, junto con todos los derechos actuales y futuros, que representan el CINCO POR CIENTO (5%) del total de las Acciones.

-	Que el CESIONARIO, a su vez, tiene la intención de adquirir las Acciones, en contraprestación, éste recibirá de parte del CEDENTE NOVENTA Y CINCO MIL (95.000) acciones de FLORA GROWTH CORP.

Por lo anterior, las partes acuerdan lo siguiente:

1. ASSIGNMENT

Effective as of the Effective Date, the Assignor assigns to the Assignee and the Assignee accepts and assumes from the Assignor (a) the  actions (so that from and after the Effective Date, and until any other or further) assignment made the Assignor shall no longer have an equity interest in the Company and the Assignee shall acquire a five Percent (5%)  equity interest in the Company, and (b) any and all right, title, and interest which the Assignor may have.

2. GUARANTEE

2.1. By Assignor. To induce the Assignee to accept the delivery of this Assignment, the Assignor hereby represents and warrants the following to the Assignee that, on the date hereof and at the time of such delivery:

2.1.1. The Assignor is the sole legal and beneficial owner of the  Right. The Assignor has not sold, transferred, or encumbered any or all of the  Right. Subject to the provisions of the statutes described in Public Deed No. 346 of June 19, 2020 granted by Notary 80 of the Bogotá Circle, which was registered in the Bogotá Chamber of Commerce on June 25, 2020 , the Assignor has the full and sufficient right at law and in equity to transfer and assign theRight, and is transferring and assigning the  Right to the Assignee free and clear of any and all right, title, or interest of any other person whatsoever.

2.1.2. The Assignor has been given no notice of any default by the Assignor in performing its obligations under the provisions of the statutes and, to the best of the Assignor’s knowledge, information, and belief, the Assignor is not in default in performing those obligations.

2.1.3. The required consent of any member in the Company to this Assignment has been obtained.

1. CESIÓN.

Con vigencia a partir de la(a "Fecha de vigencia" el Cedente asigna al Cesionario y el Cesionario acepta y asume del Cedente: (a) Las acciones (de modo que desde y después de la Fecha Efectiva y hasta que se realice cualquier otra asignación realizada por el cedente) el cesionario adquirirá  un cinco por ciento (5%) de participación accionaria en la compañía, y (b) todos los derechos, títulos e intereses que el Cedente pueda tener.

2. GARANTÍAS

2.1. Por Parte del Cedente. Para garantizar al Cesionario la entrega de esta Cesión, el Cedente declara y garantiza lo siguiente al Cesionario en la fecha del presente y al momento de dicha entrega:

2.1.1. El Cedente es el único propietario legal y beneficiario del derecho de las acciones. El Cedente no ha vendido, transferido ni gravado ninguno o todos los Derechos de las acciones. Sujeto a las disposiciones de los Estatutos descritos en la Escritura Pública No. 346 del 19 de junio de 2020 otorgada por la Notaría 80 del Círculo de Bogotá, la cual fue inscrita en la Cámara de Comercio de Bogotá el 25 de junio de 2020. El Cedente tiene el derecho pleno y suficiente por ley y en equidad para transferir y asignar el Derecho de las acciones, y está transfiriendo y asignando el Derecho de las acciones al Cesionario libre de cualquier derecho, título o interés de cualquier otra persona.

2.1.2. El Cedente no ha recibido notificación por ningún incumplimiento en el cumplimiento de sus obligaciones en virtud de las disposiciones de los Estatutos y, según el leal saber y entender del Cedente, no está en incumplimiento de esas obligaciones.

2.1.3. Se ha obtenido el consentimiento requerido de cualquier miembro de la Compañía para esta Asignación.

2.2. By Each Party. Each party represents and warrants to the other that it has been duly authorized to execute and deliver this Assignment, and to perform its obligations under this Assignment.

3. INDEMNITY

3.1. By Assignor. The Assignor shall defend, indemnify, and hold harmless the Assignee from and against and from any and all liability, claim of liability, or expense arising out of: (a) any default by the Assignor in performing its obligations under the provisions of the statutes occurring before the Effective Date, (b) any and all liability or expense of the Company arising before the Effective Date, and (c) any failure of the Assignor’s representatives contained in Section 2 to be true and complete in all material respects.

3.2. By Assignee. The Assignee shall defend, indemnify, and hold harmless the Assignor against and from any and all liability, claim of liability, or expense arising out of: (a) any default by the Assignee in performing its obligations under the provisions of the statutes occurring after the Effective Date, and (b) any and all liability, claim of liability, or expense of the Company arising after the Effective Date. The Assignee, on behalf of the Company, also hereby releases any and all claims the Company has or may have against the Assignor, except to the extent inconsistent with Section 3.1 hereof.

2.2. Por Cada Parte. Cada parte declara y garantiza a la otra que ha sido debidamente autorizada para ejecutar y entregar esta Asignación, y para cumplir con sus obligaciones que de ella se deriven

3. INDEMNIDAD

3.1. Por parte del Cedente. El Cedente defenderá, indemnizará y eximirá al Cesionario de cualquier y toda responsabilidad, reclamo de responsabilidad o gasto que surja con ocasión a: (a) cualquier incumplimiento por su parte en el cumplimiento de sus obligaciones según las disposiciones de los Estatutos que ocurra antes de la Fecha de vigencia, (b) cualquier responsabilidad o gasto de la Compañía que surja antes de la Fecha de vigencia, y (c) cualquier falla de las garantías a su cargo contenidas en la Sección 2.

3.2. Por Parte del Cesionario. El Cesionario defenderá, indemnizará y eximirá de toda responsabilidad, gasto o reclamo al Cedente que surja de: (a) cualquier incumplimiento por su parte en el cumplimiento de sus obligaciones bajo las disposiciones de los Estatutos que ocurra después de la Fecha de vigencia, y (b) cualquier responsabilidad, reclamo de responsabilidad o gasto de la Compañía que surja después de la Fecha de vigencia. El Cesionario, en nombre de la Compañía, también libera por la presente cesión todos y cada uno de los reclamos que la Compañía tenga o pueda tener contra el Cedente, excepto en la medida en que sea incompatible con la Sección 3.1 del presente.

4. NOTICES.

Any notice, demand, consent, approval, request or other communication or document provided hereunder to one of the parties hereto will be made: (a) in writing and (b) deemed to have been provided (i ) forty-eight (48) hours after being sent as certified mail, acknowledgment of receipt requested, to the address of the party established in this Assignment or to any other address that the party designates by means of notification to the other party, (ii) at be delivered by hand or other actual delivery to the party, or (iii) by email sent to the other party at the address provided by the parties in this contract, which will clearly indicate the matter to be communicated, Attaching the document or file where appropriate..

5. MISCELLANEOUS

5.1. Effectiveness. This Assignment shall become effective on and only on its execution and delivery by each party.

5.2.Complete understanding. Subject to the provisions of the statutes, this Assignment represents the complete understanding between the parties as to the subject matter hereof, and supersedes all prior negotiations, representations, guarantees, warranties, promises, statements, or agreements, either written or oral, between the parties hereto as to the same.

5.3. Amendment. This Assignment may be amended by and only by an instrument executed and delivered by each party.

5.4. Waiver. No party shall be deemed to have waived any right which it holds hereunder unless the waiver is made expressly and in writing (and, without limiting the generality of the foregoing, no delay or omission by any party in exercising any such right shall be deemed a waiver of its future exercise). No waiver shall be deemed a waiver as to any other instance or any other right.

4. AVISOS.

Cualquier aviso, demanda, consentimiento, aprobación, solicitud u otra comunicación o documento que se proporcione en virtud del presente a una de las partes del mismo, se hará: (a) por escrito y (b) se considerará que se ha proporcionado (i) cuarenta y ocho (48) horas después de ser enviado como correo certificado, acuse de recibo solicitado, a la dirección de la parte establecida en esta Asignación o a cualquier otra dirección que la parte designe mediante notificación a la otra parte,  (ii) al ser entregada en mano u otra entrega real a la parte, o (iii) por correo electrónico enviado a la otra parte a la dirección suministrada por las partes en este contrato, en el cual se indicará con total claridad el asunto que deba ser comunicado, adjuntando el documento o archivo a que haya lugar.

5. VARIOS.

5.1. Eficacia. Esta Cesión entrará en vigencia con la firma del presente contrato y entrega por cada parte.

5.2. Comprensión completa. Sujeto a las disposiciones de los Estatutos, esta Cesión representa el completo entendimiento entre las partes en cuanto al tema de la misma y reemplaza todas las negociaciones, representaciones, garantías, promesas, declaraciones o acuerdos previos, ya sea por escrito u oral entre las partes que pudieren tratar los mismos asuntos.

5.3. Enmienda. Esta Cesión puede ser modificada por y solo por un instrumento ejecutado y entregado por cada parte.

5.4. Renuncia. No se considerará que ninguna de las partes haya renunciado a ningún derecho que ostenta en virtud del presente, a menos que la renuncia se realice de manera expresa y por escrito (y, sin limitar la generalidad de lo anterior, ninguna demora u omisión de ninguna de las partes en el ejercicio de dicho derecho se considerará una renuncia a su ejercicio futuro). Ninguna renuncia se considerará renuncia a cualquier otra instancia o cualquier otro derecho.

5.5. Applicable law. All matters related to the construction, validity and interpretation of this Assignment and the fulfillment of the obligations imposed by the present will be governed by the laws of the Republic of Colombia.

5.6. Headings. The headings of the Sections, subsections, paragraphs, and subparagraphs hereof are provided herein for and only for convenience of reference, and shall not be considered in construing their contents.

5.7. Context. As used herein, (a) the term “person” means a natural person, a trustee, a corporation, a partnership, and any other form of legal entity; and (b) all reference made (i) in the neuter, masculine, or feminine gender shall be deemed to have been made in all genders, (ii) in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well, and (iii) to any Section, subsection, paragraph, or subparagraph shall, unless therein expressly indicated to the contrary, be deemed to have been made to such Section, subsection, paragraph, or subparagraph of this Assignment.

5.8. Assignment. This Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors, and assigns hereunder.

5.5. Ley aplicable. Todas las cuestiones relativas a la construcción, validez e interpretación de esta Cesión y el cumplimiento de las obligaciones impuestas por la presente se regirán por las leyes de la República de Colombia

5.6. Encabezados. Los títulos de las Secciones, subsecciones, párrafos y subpárrafos de la presente cesión, se interpretarán en el sentido natural y corriente de las palabas, evitando otro tipo de interpretación que se pretenda dársele.

5.7. Contexto: Las siguientes expresiones se entenderán en el contexto de la presente cesión así: a). Persona: significa una persona física, un fiduciario, una corporación, una sociedad y cualquier otra forma de entidad legal. b). Toda referencia hecha en: (i) Género neutro, masculino o femenino se considerará hecha en todos los géneros. (ii) En número singular o plural, se considerará hecha respectivamente, en número plural o singular también y (iii) cualquier sección, subsección, párrafo o subprárrafo, a menos que en el mismo se indique expresamente lo contrario, se considerará hecha a dicha Sección, subsección, párrafo o subpárrafo de esta cesión.

5.8. Asignación. Esta Cesión será vinculante y redundará en beneficio de las partes del mismo y de sus respectivos herederos, representantes personales, sucesores y cesionarios a continuación.

5.9 Severability. No determination by any court, governmental body, or otherwise that any provision of this Assignment or any amendment hereof is invalid or unenforceable in any instance shall affect the validity or enforceability of (a) any other provision thereof or (b) that provision in any circumstance not controlled by the determination. Each such provision shall be valid and enforceable to the fullest extent allowed by, and shall be construed wherever possible as being consistent with, applicable law.

5.10. Further Assurances. The parties shall cooperate with each other and shall execute and deliver, or cause to be delivered, all other instruments and shall take all other actions, as either party hereto may reasonably request from time to time in order to effectuate the provisions hereof.

5.11. Assumption and indemnification. From and after the Effective Date, the Assignee shall (a) be bound by the provisions of the statutes, as if the Assignee were a party thereto and a Member of the Company, and (b) indemnify the Company against any expense incurred by it in connection with the Assignee’ admission and substitution as a Member (including, by way of example rather than of limitation, any expense incurred in preparing and filing for record any amendment of the [statutes] or the [Company’s Articles of Organization], and any other instrument, if necessitated by the admission and substitution.

WHEREOF, each party hereto has executed this Assignment or caused it to be executed on its behalf by its duly authorized representatives, the day and year first above written.

5.9 Divisibilidad. Ninguna determinación por parte de ningún tribunal, organismo gubernamental o de otro modo de que alguna disposición de esta Cesión o cualquier enmienda de la misma sea inválida o no ejecutable en cualquier caso afectará la validez o aplicabilidad de (a) cualquier otra disposición de la misma o (b) esa disposición en cualquier circunstancia no controlada por la determinación. Cada una de estas disposiciones será válida y ejecutable en la mayor medida permitida por, y se interpretará, siempre que sea posible, como compatible con la ley aplicable.

5.10. Garantías adicionales. Las partes cooperarán entre sí y ejecutarán y entregarán, o harán que se entreguen, todos los demás instrumentos y tomarán todas las demás acciones, como cualquiera de las partes pueda solicitar razonablemente de vez en cuando para aplicar las disposiciones del presente.

5.11. Asunción e indemnización. A partir de la Fecha de entrada en vigor y después, el Cesionario: (a) estará obligado por las disposiciones de los Estatutos, como si el Cesionario fuera una parte del mismo y un Miembro de la Compañía, y (b) indemnizará a la Compañía por cualquier gasto incurrido en relación con la admisión y sustitución del Cesionario como Miembro (incluyendo, a modo de ejemplo, más que de limitación, cualquier gasto incurrido en la preparación y registro de cualquier enmienda de los Estatutos o de los [Artículos de Organización de la Compañía] , y cualquier otro instrumento, si así lo requiere la admisión y sustitución.

POR LO CUAL, cada una de las partes del presente ha ejecutado esta Cesión o ha hecho que sea ejecutada en su nombre por sus representantes debidamente autorizados, el día y el año antes indicado.

ASSIGNOR:
/s/Santiago Mora Bahamon
SANTIAGO MORA BAHAMÓN

ASSIGNEE:

/s/Luis Merchan
LUIS MERCHAN
FLORA GROWTH CORP

THE COMPANY,

/s/Luis Merchan
HEMP TEXTILES & CO S.A.S
LUIS MERCHAN
CEDENTE:

/s/Santiago Mora Bahamon
SANTIAGO MORA BAHAMÓN

CESIONARIO:

/s/Luis Merchan
LUIS MERCHAN
FLORA GROWTH CORP

LA COMPAÑIA

/s/Luis Merchan
HEMP TEXTILES & CO S.A.S
LUIS MERCHAN